SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

PC Connection, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Required FD Disclosure

The Company identified additional amounts of vendor consideration required to be reclassified under Issue No. 02-16 of the Emerging Issues Task Force, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received From a Vendor,” after its fourth quarter earnings release was filed on a Current Report on Form 8-K with the Securities and Exchange Commission on January 27, 2005. Net income and earnings per share, however, were not affected by these reclassifications.

Cost of Sales, Gross Profit and Selling, General, and Administrative Expenses for the year ended December 31, 2004 differ from the Consolidated Statements of Income filed in the Company’s 2004 Annual Report on Form 10-K from the corresponding amounts contained in the Company’s earnings release, as follows (in thousands):

	Form 10-K	Press Release	Difference
Cost of Sales	$1,201,780	$1,202,995	$(1,215)
Gross Profit	152,054	150,839	1,215
Selling, General, and Administrative Expenses	132,729	131,514	1,215
Income from Operations	14,093	14,093	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	PC CONNECTION, INC.

	By:	/s/ Jack Ferguson
Jack Ferguson Treasurer and Interim Chief Financial Officer